UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 25, 2019

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

Effective January 25, 2019, the Company entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”) with CannaKorp Inc., a Delaware corporation (“CannaKorp”) and David Manly, as Stockholder Representative. The Company had previously entered into a Letter of Intent with CannaKorp dated November 30, 2018 which was disclosed in the Company’s report on Form 8-K filed December 4, 2018. The Exchange Agreement is the definitive agreement based on the general terms and conditions contained in the Letter of Intent.

The Exchange Agreement provides that, subject to its terms and conditions, the Company will issue to the CannaKorp shareholders an aggregate of 30,000,000 shares of the Company’s common stock, based on a price per share of $0.10, in exchange for 100% of the issued and outstanding common stock of CannaKorp held by the CannaKorp shareholders. In the event that fewer than all CannaKorp shareholders agree to the exchange, the Company will issue such percentage of the 30,000,000 shares of its common stock that corresponds to the percentage of outstanding CannaKorp common stock actually exchanged.

In addition, the Company will issue Common Stock Purchase Warrants (“Warrants”) in exchange for all outstanding and promised CannaKorp stock options. The Warrants will grant the holders thereof the right to purchase up to approximately 7,200,000 shares of the Company’s common stock. The Company will also assume all outstanding liabilities of CannaKorp.

Under the terms of the Exchange Agreement, the Company is not obligated to consummate the share exchange unless the CannaKorp shareholders have tendered to the Company not less than 90% of the outstanding CannaKorp capital stock. Upon the closing of the Exchange Agreement, CannaKorp will continue its business operations as a subsidiary of the Company.

The description of the Exchange Agreement contained in this Report is not intended to be complete and is qualified by reference to the entire Exchange Agreement which is filed as Exhibit 2.1 and which is incorporated in this Report by this reference.

Item 7.01	Regulation FD Disclosure

On January 29, 2019, the Company issued a press release announcing the signing of the Exchange Agreement. The press release is included as an exhibit to this Report.

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange dated January 25, 2019

99.1	Press Release dated January 29, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: January 29, 2019	By:	/s/ Rubin Schindermann
Chief Executive Officer